Exhibit 4.29

[TRANSLATION FOR REFERENCE ONLY]

First Supplemental Agreement to Syndicated Loan Agreement

Borrower:	ChipMOS TECHNOLOGIES INC.
Total Facility Amount:	NT$12,000,000,000
Lead Arranger and Banks:

Taiwan Cooperative Bank Co., Ltd.

Bank of Taiwan Co., Ltd.

Land Bank of Taiwan Co., Ltd.

Taishin International Bank Co., Ltd.

Hua Nan Commercial Bank, Ltd.

Chang Hwa Commercial Bank Co., Ltd.

Yuanta Commercial Bank Co., Ltd.

Banks:	First Commercial Bank Co., Ltd. Taiwan Shin Kong Commercial Bank Co., Ltd. Bank of Panhsin Co., Ltd. Mega International Commercial Bank Co., Ltd.
Facility Agent:	Taiwan Cooperative Bank Co., Ltd.
Collateral Agent:	Bank of Taiwan Co., Ltd.
Execution Date:	December 23, 2019

ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

Table of Contents

Preamble		- 1 -

I.	First Supplemental Agreement	- 1 -

A.	18. Undertakings and Covenants	- 1 -

B.	21. Collateral	- 7 -

II.	The Borrower shall pay the operation fee and the application operation fees for the First Supplemental Agreement payable under the Agreement	- 17 -

III.	Both the Banks and the Borrower agree on the content of the First Supplemental Agreement	- 18 -

IV.	Validity of the First Supplemental Agreement and the Agreement	- 18 -

V.	Capitalized Terms, Words, Definitions, Interpretations and Exhibits Used in the First Supplemental Agreement	- 18 -

VI.	Effective Date of the First Supplemental Agreement	- 18 -

VII.	Counterparts of the First Supplemental Agreement	- 18 -

Parties to the First Supplemental Agreement		- 19 -

Schedule 1: List of Contacts		- 20 -

ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

Preamble

ChipMOS TECHNOLOGIES INC. (VAT No.: 16130042) is a company organized and existing under the laws of the Republic of China. In order to repay its existing debts to the financial institutions (including, but not limited to, the outstanding amount under the NT$13.2 billion (NT$13,200,000,000) syndicated loan agreement entered into in 2016 in which Land Bank of Taiwan acted as the lead arranger) and to replenish its mid-term operating working capital, ChipMOS TECHNOLOGIES INC. (the "Borrower") has applied for a total facility in the amount of NT$12 billion (NT$12,000,000,000) with eleven (11) financial institutions, i.e., Taiwan Cooperative Bank Co., Ltd., Bank of Taiwan Co., Ltd., Land Bank of Taiwan Co., Ltd., Taishin International Bank Co., Ltd., Hua Nan Commercial Bank, Ltd., Chang Hwa Commercial Bank Co., Ltd., Yuanta Commercial Bank Co., Ltd. (each a "Lead Arranger"), First Commercial Bank Co., Ltd., Taiwan Shin Kong Commercial Bank Co., Ltd., Bank of Panhsin Co., Ltd., and Mega International Commercial Bank Co., Ltd (each a "Bank" and collectively, the "Banks"). The Banks agree that Taiwan Cooperative Bank Co., Ltd. shall act as the facility agent (the "Facility Agent"), and that Bank of Taiwan Co., Ltd. shall act as the collateral agent (the "Collateral Agent"), to handle all matters relating to the facility and exercise the right thereunder for and on behalf of the Banks. The parties hereto executed the syndicated loan agreement (the "Agreement") as of May 15, 2018.

As the Borrower intends to apply for other facilities in accordance with the Welcoming Overseas Taiwanese Businesses to Return to Invest in Taiwan – Guidelines for Policy Oriented Special Loans stipulated by the National Development Fund of the Executive Yuan on November 7, 2018 (as amended thereafter) and other relevant regulations, the Borrower hereby applies to the Facility Agent for amending the clauses regarding the creation of encumbrance over the Collateral under the Agreement. Upon approval by the valid resolution of the Banks, the Facility Agent, on behalf of the Banks in accordance with Article 37.3 of the Agreement, enters into the first supplemental agreement to the Agreement (the "First Supplemental Agreement") with the Borrower for the parties to comply with the same.

I.	First Supplemental Agreement

A.	18. Undertakings and Covenants

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

The Agreement	The First Supplemental Agreement

18. Undertakings and Covenants

Throughout the Duration Period of the Facility, the Borrower undertakes to perform including but not limited to the following:

18.1.    The Borrower shall maintain the financial ratios set forth below:

18.1.1.   Current ratio: shall not be lower than 100%.

18.1.2.   Leverage ratio: shall not be higher than 150%.

18.1.3.   Interest coverage ratio: shall not be lower than 2.5 times.

18.2.    The financial ratios under Article 18.1.1 to 18.1.3 shall be based on the annual consolidated financial statements audited by certified public accountants on an annual basis (the annual review date being each March 31). When furnishing the aforementioned financial statements to the Facility Agent, the Borrower shall also issue a Statement of Non-violation of Financial Covenants (in the form of Exhibit 11). In the event that the Borrower fails to comply with any of the financial covenants under Article 18.1.1 to 18.1.3, it shall make improvement by capital increase for cash or other manners; provided that the Borrower shall pay a default charge at the rate of zero point one percent (0.10%) on the outstanding principal on the annual review date to the Facility Agent for its distribution to the Banks based on the Risk Participation Percentage. Such failure shall not be deemed as an Event of Default upon the full payment of the default charge. However, in the event that the Borrower fails to remedy to reach the required ratios (based on the consolidated financial statements audited/reviewed by certified public accountants) before the next annual review date, it shall be deemed a violation of financial ratios covenant.

18. Undertakings and Covenants

Throughout the Duration Period of the Facility, the Borrower undertakes to perform including but not limited to the following:

18.1.   The Borrower shall maintain the financial ratios set forth below:

18.1.1.   Current ratio: shall not be lower than 100%.

18.1.2.   Leverage ratio: shall not be higher than 150%.

18.1.3.   Interest coverage ratio: shall not be lower than 2.5 times.

18.2.   The financial ratios under Article 18.1.1 to 18.1.3 shall be based on the annual consolidated financial statements audited by certified public accountants on an annual basis (the annual review date being each March 31). When furnishing the aforementioned financial statements to the Facility Agent, the Borrower shall also issue a Statement of Non-violation of Financial Covenants (in the form of Exhibit 11). In the event that the Borrower fails to comply with any of the financial covenants under Article 18.1.1 to 18.1.3, it shall make improvement by capital increase for cash or other manners; provided that the Borrower shall pay a default charge at the rate of zero point one percent (0.10%) on the outstanding principal on the annual review date to the Facility Agent for its distribution to the Banks based on the Risk Participation Percentage. Such failure shall not be deemed as an Event of Default upon the full payment of the default charge. However, in the event that the Borrower fails to remedy to reach the required ratios (based on the consolidated financial statements audited/reviewed by certified public accountants) before the next annual review date, it shall be deemed a violation of financial ratios covenant.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

18.3.     The Borrower shall, within ninety (90) calendar days after the end of each financial year and within forty-five (45) calendar days after the end of each quarter, furnish to the Facility Agent with the consolidated financial statements audited/reviewed by certified public accountants.

18.4.     The Borrower shall obtain and maintain all approvals, licenses and permits necessary for the Borrower's performance of the obligations herein and shall comply with all laws and regulations promulgated by the authorities in the Republic of China.

18.5.     The Borrower shall notify the Facility Agent in writing within five (5) calendar days after it has passed any board resolution for engagement into any substantial investment (the amount of which reaches NT$500 million (NT$500,000,000) or its equivalent).

18.6.     Unless otherwise provided herein, without obtaining a prior consent adopted by a Resolution, the Borrower shall not conduct any of the following acts:

18.3.     The Borrower shall, within ninety (90) calendar days after the end of each financial year and within forty-five (45) calendar days after the end of each quarter, furnish to the Facility Agent with the consolidated financial statements audited/reviewed by certified public accountants.

18.4.     The Borrower shall obtain and maintain all approvals, licenses and permits necessary for the Borrower's performance of the obligations herein and shall comply with all laws and regulations promulgated by the authorities in the Republic of China.

18.5.     The Borrower shall notify the Facility Agent in writing within five (5) calendar days after it has passed any board resolution for engagement into any substantial investment (the amount of which reaches NT$500 million (NT$500,000,000) or its equivalent).

18.6.     Unless otherwise provided herein, and except for the creation of encumbrance over the Collateral under the facilities applied for by the Borrower in accordance with the Welcoming Overseas Taiwanese Businesses to Return to Invest in Taiwan – Guidelines for Policy Oriented Special Loans stipulated by the National Development Fund of the Executive Yuan on November 7, 2018 (as amended thereafter) and other relevant regulations, without obtaining a prior consent adopted by a Resolution, the Borrower shall not conduct any of the following acts:

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

18.6.1.   Change its primary scope or nature of business.

18.6.2.   Dispose of all or part of the Collateral or the main operational assets and revenue through sale, lease, assignment, creation of encumbrance (except for the creation of encumbrance or change of particulars of the mortgage as agreed by the Facility Agent for the purpose of restructuring the Facility) or any other means. However, the above restrictions shall not apply if, for the needs of operation, the Borrower changes one of chattels of the Collaterals, and provides the Facility Agent with Collateral approved by the Facility Agent (such Collateral is limited to chattels purchased within one year and assessed according to the amount set forth on relevant payment certificates, and shall not be lower than the net value of the original chattel after depreciation is deducted), or provides cash to repay the corresponding principal and interests of such Collateral. Further, such prepayment shall not be subject to the restrictions on prepayment under Article 17 of the Agreement.

18.6.3.   Lend company funds to others, except otherwise in accordance with the Borrower's Procedures for Lending Funds to Other Parties.

18.6.4.   Except otherwise in accordance with the Borrower's articles of incorporation and Procedures for Endorsement and Guarantee, directly or indirectly become liable for other persons' debts through assumption of debts, issuing guarantees, issuing bills, endorsement of bills, bank guarantees, or any other means.

18.6.1.   Change its primary scope or nature of business.

18.6.2.   Dispose of all or part of the Collateral or the main operational assets and revenue through sale, lease, assignment, creation of encumbrance (except for the creation of encumbrance or change of particulars of the mortgage as agreed by the Facility Agent for the purpose of restructuring the Facility) or any other means. However, the above restrictions shall not apply if, for the needs of operation, the Borrower changes one of chattels of the Collaterals, and provides the Facility Agent with Collateral approved by the Facility Agent (such Collateral is limited to chattels purchased within one year and assessed according to the amount set forth on relevant payment certificates, and shall not be lower than the net value of the original chattel after depreciation is deducted), or provides cash to repay the corresponding principal and interests of such Collateral. Further, such prepayment shall not be subject to the restrictions on prepayment under Article 17 of the Agreement.

18.6.3.   Lend company funds to others, except otherwise in accordance with the Borrower's Procedures for Lending Funds to Other Parties.

18.6.4.   Except otherwise in accordance with the Borrower's articles of incorporation and Procedures for Endorsement and Guarantee, directly or indirectly become liable for other persons' debts through assumption of debts, issuing guarantees, issuing bills, endorsement of bills, bank guarantees, or any other means.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

18.6.5.   Unless required by the securities related laws or administrative orders or other relevant requirements, distribute any cash dividends when an event of default under the Agreement has occurred.

18.7.     Among the Collateral, within the Hsinchu Science Park Plant, the Borrower and the Hsinchu Science Park Bureau have signed lease agreements on August 4, 2008 and July 25, 2014, respectively, for the respective land located at Land Lot Nos. 5 and 2-2 of Keguan Section, Baoshan Township, Hsinchu County; within the Tainan Plant, the Borrower and the Tainan Science Park Bureau have signed lease agreements on April 3, 2012 and July 1, 2014, respectively, for the respective land located at Land Lot No. 40 of Xhinke Section, Xhinshr District, Tainan City and Land Lot No. 55 of Xhinke Section, Xhinshr District, Tainan City. The Borrower shall ensure that the above lease agreements remain effective, and cannot be withdrawn, terminated, cancelled or assigned or have any event that may affect the validity of the lease agreements. The Borrower shall notify the Facility Agent in writing before the effective day of any amendment to the lease agreements, and shall certify that such amendments shall not have any material adverse effect on the Banks.

18.6.5.   Unless required by the securities related laws or administrative orders or other relevant requirements, distribute any cash dividends when an event of default under the Agreement has occurred.

18.7.     Among the Collateral, within the Hsinchu Science Park Plant, the Borrower and the Hsinchu Science Park Bureau have signed lease agreements on August 4, 2008 and July 25, 2014, respectively, for the respective land located at Land Lot Nos. 5 and 2-2 of Keguan Section, Baoshan Township, Hsinchu County; within the Tainan Plant, the Borrower and the Tainan Science Park Bureau have signed lease agreements on April 3, 2012 and July 1, 2014, respectively, for the respective land located at Land Lot No. 40 of Xhinke Section, Xhinshr District, Tainan City and Land Lot No. 55 of Xhinke Section, Xhinshr District, Tainan City. The Borrower shall ensure that the above lease agreements remain effective, and cannot be withdrawn, terminated, cancelled or assigned or have any event that may affect the validity of the lease agreements. The Borrower shall notify the Facility Agent in writing before the effective day of any amendment to the lease agreements, and shall certify that such amendments shall not have any material adverse effect on the Banks.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

18.8.     Except where the Borrower will be the surviving company after the merger and the merger shall not have a material adverse effect on the Borrower's financial and operational conditions, the Borrower shall not spin-off or merger with any other party.

18.9.     The Borrower shall ensure that the repayment rank for the unsecured debt under the Facility shall be equal to other unsecured debt of the Borrower, unless the priority ranking is mandatory pursuant to law or is necessary for ordinary business operation.

18.10.   If there is any shareholder's loan, the Borrower shall provide the Subordination Undertaking (in the form of Exhibit 12) duly executed by such shareholder.

18.11.   The Borrower shall timely pay all taxes and repay any other indebtedness when due.

18.12.   There has been no violation of laws or other agreements by the Borrower which may have an adverse effect on its ability to perform the Agreement.

18.13.    The Borrower shall ensure that matters regarding environmental protection, pollution prevention and waste disposal comply with relevant laws and regulations at all times, and the Borrower shall obtain the various approvals from competent authorities pursuant to relevant laws and regulations.

18.8.     Except where the Borrower will be the surviving company after the merger and the merger shall not have a material adverse effect on the Borrower's financial and operational conditions, the Borrower shall not spin-off or merger with any other party.

18.9.     The Borrower shall ensure that the repayment rank for the unsecured debt under the Facility shall be equal to other unsecured debt of the Borrower, unless the priority ranking is mandatory pursuant to law or is necessary for ordinary business operation.

18.10.   If there is any shareholder's loan, the Borrower shall provide the Subordination Undertaking (in the form of Exhibit 12) duly executed by such shareholder.

18.11.   The Borrower shall timely pay all taxes and repay any other indebtedness when due.

18.12.   There has been no violation of laws or other agreements by the Borrower which may have an adverse effect on its ability to perform the Agreement.

18.13.    The Borrower shall ensure that matters regarding environmental protection, pollution prevention and waste disposal comply with relevant laws and regulations at all times, and the Borrower shall obtain the various approvals from competent authorities pursuant to relevant laws and regulations.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

B.	21. Collateral

The Agreement	The First Supplemental Agreement

21. Collateral

21.1.       Provision of Collateral:

21.1.1.   The Borrower agrees to provide the Collateral and create the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent. The Detailed Terms and Conditions of Land and Building Mortgage Agreement (in the form of Exhibit 7), Detailed Terms and Conditions of Building Mortgage Agreement (in the form of Exhibit 8), and Chattel Mortgage Agreement (in the form of Exhibit 9) contained herein shall be used for the filing for registration or creation of, in favor of the Collateral Agent, the first priority mortgage with the maximum secured amount over the real estate, and the first priority mortgage with the maximum secured amount over the chattel.

21.1.2.    Among the Collateral, the land, building and affiliated facilities shall be appraised based on the amounts stated in the appraisal report issued by professional appraisal firms recognized by the Facility Agent. The secured loan value for land shall be calculated based on eighty percent (80%) of the appraised value deducted by the land value increment tax based on the announced current land value, and that for building and affiliated facilities shall be calculated based on eighty percent (80%) of the appraised value deducted by depreciation. The first priority mortgage with the maximum secured amount over the abovementioned Collateral shall be created in favor of the Collateral Agent based on the appraised value within ten (10) Bank Business Days from the First Drawdown Date (or within the period agreed on by the Collateral Agent).

21. Collateral

21.1.       Provision of Collateral:

21.1.1.   The Borrower agrees to provide the Collateral and create the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent. The Detailed Terms and Conditions of Land and Building Mortgage Agreement (in the form of Exhibit 7), Detailed Terms and Conditions of Building Mortgage Agreement (in the form of Exhibit 8), and Chattel Mortgage Agreement (in the form of Exhibit 9) contained herein shall be used for the filing for registration or creation of, in favor of the Collateral Agent, the first priority mortgage with the maximum secured amount over the real estate, and the first priority mortgage with the maximum secured amount over the chattel.

21.1.2.   Among the Collateral, the land, building and affiliated facilities shall be appraised based on the amounts stated in the appraisal report issued by professional appraisal firms recognized by the Facility Agent. The secured loan value for land shall be calculated based on eighty percent (80%) of the appraised value deducted by the land value increment tax based on the announced current land value, and that for building and affiliated facilities shall be calculated based on eighty percent (80%) of the appraised value deducted by depreciation. The first priority mortgage with the maximum secured amount over the abovementioned Collateral shall be created in favor of the Collateral Agent based on the appraised value within ten (10) Bank Business Days from the First Drawdown Date (or within the period agreed on by the Collateral Agent).

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.1.3. Among the Collateral, the machinery and its ancillary equipment shall be appraised based on the amounts stated in the appraisal report issued by professional appraisal firms recognized by the Facility Agent. The secured loan value for machinery and its ancillary equipment shall be calculated based on the table set forth below and deducted by depreciation. The first priority mortgage with the maximum secured amount over the abovementioned Collateral shall be created in favor of the Collateral Agent based on the appraised value within ten (10) Bank Business Days from the First Drawdown Date (or within the period agreed on by the Collateral Agent). At that time, the Borrower shall provide the Collateral Agent with the photographs or softcopy of digital photos of the machinery and its ancillary equipment, which, at its prominent parts, has been imprinted or affixed with the label demonstrating that the mortgagee of the Chattel shall be the Collateral Agent.	21.1.3. Among the Collateral, the machinery and its ancillary equipment shall be appraised based on the amounts stated in the appraisal report issued by professional appraisal firms recognized by the Facility Agent. The secured loan value for machinery and its ancillary equipment shall be calculated based on the table set forth below and deducted by depreciation. The first priority mortgage with the maximum secured amount over the abovementioned Collateral shall be created in favor of the Collateral Agent based on the appraised value within ten (10) Bank Business Days from the First Drawdown Date (or within the period agreed on by the Collateral Agent). At that time, the Borrower shall provide the Collateral Agent with the photographs or softcopy of digital photos of the machinery and its ancillary equipment, which, at its prominent parts, has been imprinted or affixed with the label demonstrating that the mortgagee of the Chattel shall be the Collateral Agent.
Remaining durable years	Method of calculation for the secured loan value	Remaining durable years	Method of calculation for the secured loan value
Within (including) 24 months	50%	Within (including) 24 months	50%

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

Exceeding 24 months but less than (including) 48 months	65%	Exceeding 24 months but less than (including) 48 months	65%
Exceeding 48 months	70%	Exceeding 48 months	70%

21.1.4.    Once the Borrower has completed the creation of the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent pursuant to Articles 21.1.2. and 21.1.3., the Borrower shall deliver the Assignment of Insurance Interest (in the form of Exhibit 13) and Undertaking of Insurer (in the form of Exhibit 14) within twenty (20) Bank Business Days of the First Drawdown Date.

21.1.5.    The Borrower shall, prior to the First Drawdown Date, issue a Negative Pledge Certificate (in the form of Exhibit 6) duly resolved by the Borrower's board of directors pursuant to Article 30 of the Banking Act.

21.2.       Designation of Mortgagee:

The Agreement is entered into by and among the Borrower and the Banks. Each Bank hereby agrees to register all Collateral and relevant documents provided by the Borrower under the Agreement under the name of the Collateral Agent in its capacity of a joint and several creditors and for the joint and several benefits of the Banks. Each Bank further agrees to designate the Collateral Agent as the mortgagee of the Collateral or other right holder of security in any other form as well as the loss payee of the relevant insurance.

21.1.4.    Once the Borrower has completed the creation of the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent pursuant to Articles 21.1.2. and 21.1.3., the Borrower shall deliver the Assignment of Insurance Interest (in the form of Exhibit 13) and Undertaking of Insurer (in the form of Exhibit 14) within twenty (20) Bank Business Days of the First Drawdown Date.

21.1.5.    The Borrower shall, prior to the First Drawdown Date, issue a Negative Pledge Certificate (in the form of Exhibit 6) duly resolved by the Borrower's board of directors pursuant to Article 30 of the Banking Act.

21.2.       Designation of Mortgagee:

The Agreement is entered into by and among the Borrower and the Banks. Each Bank hereby agrees to register all Collateral and relevant documents provided by the Borrower under the Agreement under the name of the Collateral Agent in its capacity of a joint and several creditors and for the joint and several benefits of the Banks. Each Bank further agrees to designate the Collateral Agent as the mortgagee of the Collateral or other right holder of security in any other form as well as the loss payee of the relevant insurance.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.3.      Scope of Debt Secured by Collateral:

The Borrower agrees to provide the Collateral as security to all indebtedness incurred by the Borrower to the Banks under the Agreement, including the note obligations (including those from issuing notes, endorsement of notes, acceptance, note guarantee and other note debts), principal, interest, default interest, penalties, disbursement, arranger's fee, agent's fee, commitment fee, compensations, amendment fee, appraisal fee of the Collateral, registration (or registration for the change of rights) fee of the Collateral, insurance premium, expenses for obtaining a writ of execution, expenses for compulsory enforcement, expenses for participation of distribution, other fees, damages due to the failure to perform all the obligations herein and other debt agreed to be borne by the Borrower.

21.4.      Borrower's Representation I:

The quality, amount, and specification of Collateral conform to the information or documents provided by the Borrower, and the Collateral is wholly and legally owned by the Borrower. There is no encumbrance or right over the Collateral beyond the knowledge of the Collateral Agent upon the execution of the Agreement. The Collateral may be inspected by the Collateral Agent from time to time upon its request. The Borrower shall provide other assets of equivalent or higher value compared to the Collateral or repay partial indebtedness, and further indemnify the Banks against any dispute arising from the inconformity of the Collateral.

21.3.      Scope of Debt Secured by Collateral:

The Borrower agrees to provide the Collateral as security to all indebtedness incurred by the Borrower to the Banks under the Agreement, including the note obligations (including those from issuing notes, endorsement of notes, acceptance, note guarantee and other note debts), principal, interest, default interest, penalties, disbursement, arranger's fee, agent's fee, commitment fee, compensations, amendment fee, appraisal fee of the Collateral, registration (or registration for the change of rights) fee of the Collateral, insurance premium, expenses for obtaining a writ of execution, expenses for compulsory enforcement, expenses for participation of distribution, other fees, damages due to the failure to perform all the obligations herein and other debt agreed to be borne by the Borrower.

21.4.      Borrower's Representation I:

The quality, amount, and specification of Collateral conform to the information or documents provided by the Borrower, and the Collateral is wholly and legally owned by the Borrower. There is no encumbrance or right over the Collateral beyond the knowledge of the Collateral Agent upon the execution of the Agreement. The Collateral may be inspected by the Collateral Agent from time to time upon its request. The Borrower shall provide other assets of equivalent or higher value compared to the Collateral or repay partial indebtedness, and further indemnify the Banks against any dispute arising from the inconformity of the Collateral.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.5.      Borrower's Representation II:

If any of the Collateral is damaged, loss or devaluation due to the natural disaster, change of circumstance, act of third party or other event not attributable to the Borrower, the Borrower shall notify the Collateral Agent immediately and restore the secured loan value by providing additional cash or additional security as approved by a Resolution of all the Banks. The Banks shall not be liable for any damage or have any other responsibilities. The Facility Agent may prescribe a deadline for the provision of additional cash or security, or for prepayment of any deficiency, without being subject to the requirements under Article 17 of the Agreement. If the Borrower fails to meet the deadline, the Facility Agent may act in accordance with Article 26 of the Agreement.

21.6.      Transformation of Collateral:

If any of the Collateral is expropriated or for any other reason, consequently causing the Borrower eligible for compensation, indemnity or other interest therefore, the secured indebtedness of the Banks shall remain on the compensation, indemnity or other interest in the form of pledge. The Collateral Agent is entitled to receive such proceeds for the benefit of the Banks or exercise the pledge as evidenced by the Agreement which constitutes the authorization by the Borrower. The Borrower shall not rescind, revoke or amend such authorization or render the authorization under this Article without effect. However, if after the Facility Agent has offset the amount, there is deficiency of the secured loan value of the first priority mortgage with the maximum secured amount over the Collateral, the Borrower shall make up such deficiencies or prepay such amount, without being subject to the requirements under Article 17 of the Agreement. If the Borrower fails to take the above measures within a prescribed period, the Facility Agent may act in accordance with Article 26 of the Agreement.

21.5.      Borrower's Representation II:

If any of the Collateral is damaged, loss or devaluation due to the natural disaster, change of circumstance, act of third party or other event not attributable to the Borrower, the Borrower shall notify the Collateral Agent immediately and restore the secured loan value by providing additional cash or additional security as approved by a Resolution of all the Banks. The Banks shall not be liable for any damage or have any other responsibilities. The Facility Agent may prescribe a deadline for the provision of additional cash or security, or for prepayment of any deficiency, without being subject to the requirements under Article 17 of the Agreement. If the Borrower fails to meet the deadline, the Facility Agent may act in accordance with Article 26 of the Agreement.

21.6.      Transformation of Collateral:

If any of the Collateral is expropriated or for any other reason, consequently causing the Borrower eligible for compensation, indemnity or other interest therefore, the secured indebtedness of the Banks shall remain on the compensation, indemnity or other interest in the form of pledge. The Collateral Agent is entitled to receive such proceeds for the benefit of the Banks or exercise the pledge as evidenced by the Agreement which constitutes the authorization by the Borrower. The Borrower shall not rescind, revoke or amend such authorization or render the authorization under this Article without effect. However, if after the Facility Agent has offset the amount, there is deficiency of the secured loan value of the first priority mortgage with the maximum secured amount over the Collateral, the Borrower shall make up such deficiencies or prepay such amount, without being subject to the requirements under Article 17 of the Agreement. If the Borrower fails to take the above measures within a prescribed period, the Facility Agent may act in accordance with Article 26 of the Agreement.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.7.      Disposal and Diminishment of Collateral:

Unless otherwise provided herein or approved by a Resolution of all the Banks, the Borrower shall not create encumbrance over, sell, lend, transfer, entrust, dismantle, reconstruct or expand the Collateral, in part or in full, or take on any action which could diminish the value of the Collateral.

21.8.      Expenses of the Security:

The Borrower shall bear all the expenses incurred by the Banks in respect of the Collateral or the enforcement of the mortgage.

21.9.      Return of Documents and Request for Invalidation of Mortgage:

The Borrower shall not request for invalidating the mortgage over Collateral, in whole or in part, prior to the repayment of all debts under this Facility. The Collateral Agent shall invalidate the mortgages and return the relevant documentation after all indebtedness under this Agreement are paid in full by the Borrower, unless otherwise prescribed under the Agreement.

21.7.      Disposal and Diminishment of Collateral:

Unless otherwise provided herein or approved by a Resolution of all the Banks, the Borrower shall not create encumbrance over, sell, lend, transfer, entrust, dismantle, reconstruct or expand the Collateral, in part or in full, or take on any action which could diminish the value of the Collateral, except for the creation of encumbrance over the Collateral under the facilities applied for by the Borrower in accordance with the Welcoming Overseas Taiwanese Businesses to Return to Invest in Taiwan – Guidelines for Policy Oriented Special Loans stipulated by the National Development Fund of the Executive Yuan on November 7, 2018 (as amended thereafter) and other relevant regulations.

21.8.      Expenses of the Security:

The Borrower shall bear all the expenses incurred by the Banks in respect of the Collateral or the enforcement of the mortgage.

21.9.      Return of Documents and Request for Invalidation of Mortgage:

The Borrower shall not request for invalidating the mortgage over Collateral, in whole or in part, prior to the repayment of all debts under this Facility. The Collateral Agent shall invalidate the mortgages and return the relevant documentation after all indebtedness under this Agreement are paid in full by the Borrower, unless otherwise prescribed under the Agreement.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.10.    Maintenance of Collateral:

The Borrower shall properly maintain the Collateral within the Duration Period of the Facility.

21.11.    Insurance for Collateral:

21.11.1.  The Borrower shall take out the insurance over the Collateral in the amount and kind recognized by the Collateral Agent and consistent with the practice of the business of like kind and subsequently assign the relevant insurance interests to the Collateral Agent by the Assignment of Insurance Interest (in the form of Exhibit 13) by designating the Collateral Agent as the sole loss payee to the relevant insurance. The original insurance policy and the copies of the receipt of insurance premium shall be retained by the Collateral Agent on behalf and for the benefit of the Banks. The Borrower shall also procure the Undertaking of Insurer (in the form of Exhibit 14) issued by the insurer and deliver such to the Collateral Agent.

21.11.2.  Unless otherwise approved by a Resolution of all the Banks, the Borrower shall not change the loss payee of the insurance, the mortgagee or the assignee of insurance interests.

21.10.    Maintenance of Collateral:

The Borrower shall properly maintain the Collateral within the Duration Period of the Facility.

21.11.    Insurance for Collateral:

21.11.1.  The Borrower shall take out the insurance over the Collateral in the amount and kind recognized by the Collateral Agent and consistent with the practice of the business of like kind and subsequently assign the relevant insurance interests to the Collateral Agent by the Assignment of Insurance Interest (in the form of Exhibit 13) by designating the Collateral Agent as the sole loss payee to the relevant insurance. The original insurance policy and the copies of the receipt of insurance premium shall be retained by the Collateral Agent on behalf and for the benefit of the Banks. The Borrower shall also procure the Undertaking of Insurer (in the form of Exhibit 14) issued by the insurer and deliver such to the Collateral Agent.

21.11.2.  Unless otherwise approved by a Resolution of all the Banks, the Borrower shall not change the loss payee of the insurance, the mortgagee or the assignee of insurance interests.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.11.3. The Borrower shall renew the insurance taken out in Article 21.11.1 upon the expiry of the insurance policy and shall bear all the expenses therefrom. If the Borrower fails to renew such in time or the insurance amount is not sufficient to cover the risk and such failure or insufficiency is not remedied within the period prescribed by the Collateral Agent, the Borrower hereby agree that the Collateral Agent, when it deems necessary, is authorized to take out or renew the insurance as evidenced by the Agreement with a written notice to the Borrower, and relevant premium shall be borne by the Borrower. However, none of the Collateral Agent nor the Banks are obliged to take out insurance or disburse the premium. If the Collateral Agent has paid insurance premium on the Borrower's behalf, the Borrower shall make repayments within five (5) Bank Business Days after the Collateral Agent has served the request for payment upon the Borrower. If the Borrower fails to make the payment within such period, the Borrower shall pay the default interest, at an interest rate by adding a one point five percent (1.50%) per annual on the then highest interest rate under the Facility, from the following day of the date the amount due to the date of actual payment. The default interest rate shall be adjusted corresponding to the interest rate of the Facility. Further, for any insurance premium due and unpaid for a period of less than six (6) months, a penalty charge shall be paid at the rate equal to ten percent (10%) of the default interest rate; for any amount due and unpaid for a period exceeding six (6) months, a penalty charge shall be paid at the rate equal to twenty percent (20%) of the default interest rate. If the Borrower fails to pay the interest premium which is due for a period of more than one (1) year after demand for payment, the Collateral Agent may roll over such default interest into any insurance premium for the calculation of interest.	21.11.3. The Borrower shall renew the insurance taken out in Article 21.11.1 upon the expiry of the insurance policy and shall bear all the expenses therefrom. If the Borrower fails to renew such in time or the insurance amount is not sufficient to cover the risk and such failure or insufficiency is not remedied within the period prescribed by the Collateral Agent, the Borrower hereby agree that the Collateral Agent, when it deems necessary, is authorized to take out or renew the insurance as evidenced by the Agreement with a written notice to the Borrower, and relevant premium shall be borne by the Borrower. However, none of the Collateral Agent nor the Banks are obliged to take out insurance or disburse the premium. If the Collateral Agent has paid insurance premium on the Borrower's behalf, the Borrower shall make repayments within five (5) Bank Business Days after the Collateral Agent has served the request for payment upon the Borrower. If the Borrower fails to make the payment within such period, the Borrower shall pay the default interest, at an interest rate by adding a one point five percent (1.50%) per annual on the then highest interest rate under the Facility, from the following day of the date the amount due to the date of actual payment. The default interest rate shall be adjusted corresponding to the interest rate of the Facility. Further, for any insurance premium due and unpaid for a period of less than six (6) months, a penalty charge shall be paid at the rate equal to ten percent (10%) of the default interest rate; for any amount due and unpaid for a period exceeding six (6) months, a penalty charge shall be paid at the rate equal to twenty percent (20%) of the default interest rate. If the Borrower fails to pay the interest premium which is due for a period of more than one (1) year after demand for payment, the Collateral Agent may roll over such default interest into any insurance premium for the calculation of interest.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.11.4.   If the insured object set forth in Article 21.11.1. has diminished, the Borrower shall notify the Collateral Agent immediately after the Borrower knows such event, and provide all necessary assistance; provided, however, that the compensation for the covered losses paid by the insurer shall be handled as follows:

21.11.4.1.     If the damage to the insured object is repaired or reconstructed by a third party within three (3) months after the Collateral Agent received the insurance compensation, the Borrower shall provide relevant documents and the expenditure certificates to the Collateral Agent. The Collateral Agent shall, within the amount of insurance compensation, pay to the third party based on the expenditure certificates. If a third party has repaired or reconstructed the insured object and been reimbursed by the Borrower, the Borrower shall provide relevant documents and the expenditure certificates to the Collateral Agent. The Collateral Agent shall, within the amount of the insurance compensation, pay to the Borrower based on the expenditure certificates.

21.11.4.   If the insured object set forth in Article 21.11.1. has diminished, the Borrower shall notify the Collateral Agent immediately after the Borrower knows such event, and provide all necessary assistance; provided, however, that the compensation for the covered losses paid by the insurer shall be handled as follows:

21.11.4.1.     If the damage to the insured object is repaired or reconstructed by a third party within three (3) months after the Collateral Agent received the insurance compensation, the Borrower shall provide relevant documents and the expenditure certificates to the Collateral Agent. The Collateral Agent shall, within the amount of insurance compensation, pay to the third party based on the expenditure certificates. If a third party has repaired or reconstructed the insured object and been reimbursed by the Borrower, the Borrower shall provide relevant documents and the expenditure certificates to the Collateral Agent. The Collateral Agent shall, within the amount of the insurance compensation, pay to the Borrower based on the expenditure certificates.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.11.4.2. If the insured object cannot be repaired or reconstructed, entirely or partially, within three (3) months after the Collateral Agent has received the compensation for the damage claims, such compensation shall be used to repay the principal of the Borrower's debt, and such prepayment shall be exempt from the restrictions under Article 17 of this Agreement.	21.11.4.2. If the insured object cannot be repaired or reconstructed, entirely or partially, within three (3) months after the Collateral Agent has received the compensation for the damage claims, such compensation shall be used to repay the principal of the Borrower's debt, and such prepayment shall be exempt from the restrictions under Article 17 of this Agreement.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

21.11.5. If the Collateral has suffered loss, regardless the reasons given by the insurance company to deny or delay the payable insurance compensation, or if the compensation payment is insufficient, the Collateral Agent may request the Borrower to pay the deficiency within a designated period, and such payment shall be exempt from the restrictions under Article 17 of this Agreement. If the Borrower does not make any payment within the designated period, and a Resolution of the Banks resolves that the damage to the Collateral has an impact on ensuring the Banks’ claims under the Facility, the Banks may request the Borrower to immediately repay all debts.	21.11.5. If the Collateral has suffered loss, regardless the reasons given by the insurance company to deny or delay the payable insurance compensation, or if the compensation payment is insufficient, the Collateral Agent may request the Borrower to pay the deficiency within a designated period, and such payment shall be exempt from the restrictions under Article 17 of this Agreement. If the Borrower does not make any payment within the designated period, and a Resolution of the Banks resolves that the damage to the Collateral has an impact on ensuring the Banks’ claims under the Facility, the Banks may request the Borrower to immediately repay all debts.

II.	The Borrower shall pay the operation fee and the application operation fees for the First Supplemental Agreement payable under the Agreement

A.	According to Article 10.3 of the Agreement, "for waiver of any Event of Default or for any amendment of the Agreement (not upon the Banks' request) applied by the Borrower, regardless of whether the Banks' consent has been obtained, the Borrower shall pay an operation fee of NT$30 thousand (NT$30,000) per application to the Facility Agent. The Borrower shall further pay to the Facility Agent the aggregate amount of operation fees for NT$10 thousand (NT$10,000) per Bank. Each Bank shall reply whether it agrees within a period specified by the Facility Agent. After a Resolution has been made by the Bank pursuant to Article 37 and replied to the Borrower, the Facility Agent shall transfer the operating fee it received to each Bank."

B.	The Borrower shall pay the operation fee and the application operation fees for the First Supplemental Agreement payable under the preceding paragraph; otherwise, the First Supplemental Agreement shall not take effect ab initio.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

III.	Both the Banks and the Borrower agree on the content of the First Supplemental Agreement

Both the Banks and the Borrower agree on the content of the First Supplemental Agreement.

IV.	Validity of the First Supplemental Agreement and the Agreement

There should be no change to the Agreement except the above amendments in the First Supplemental Agreement. However, any doubt about the interpretation of other provisions of the Agreement arising from the supplements made by the First Supplemental Agreement shall be construed according to the sequence, and the purposes, of the First Supplemental Agreement and the Agreement.

V.	Capitalized Terms, Words, Definitions, Interpretations and Exhibits Used in the First Supplemental Agreement

Unless otherwise stated in the First Supplemental Agreement, the capitalized terms, words, definitions, interpretations and exhibits used in the First Supplemental Agreement shall be those specified in the First Supplemental Agreement and the Agreement as well as the exhibits thereto.

VI.	Effective Date of the First Supplemental Agreement

The First Supplemental Agreement shall be effective upon being signed and/or sealed by the Facility Agent and the Borrower as of December 23, 2019 as authorized after the Borrower and each Bank review all of the provisions of the First Supplemental Agreement by within a reasonable period of time and fully understand the content of the First Supplemental Agreement. The same shall apply where the First Supplemental Agreement is signed and/or sealed after December 23, 2019.

VII.	Counterparts of the First Supplemental Agreement

The First Supplemental Agreement shall be executed in twelve (12) originals and three (3) counterparts, the effect of which shall be the same. Each party of the Agreement shall keep one (1) original respectively; the Facility Agent shall keep two (2) counterparts, and the legal counsel of the Banks shall keep one (1) counterpart.

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

Parties to the First Supplemental Agreement

Borrower: ChipMOS TECHNOLOGIES INC.

Representative: Shih-Jye Cheng, Chairman

VAT number: 16130042

Address: No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Lead Arranger, Facility Agent and Bank: Taiwan Cooperative Bank Co., Ltd.

Representative: Chung-Dar Lei, Chairman

Agent: Kuei-Ling Chen, Manager, Hsinchu Branch

Address: No.23, Zhongzheng Rd., East Dist., Hsinchu City

Date: December 23, 2019

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ChipMOS TECHNOLOGIES INC.
First Supplemental Agreement to NT$12 Billion Syndicated Loan Agreement

Schedule 1: List of Contacts

List of Contacts

Name of Party	Telephone Number	Facsimile	Contact person and email address	Account and Account Number
ChipMOS TECHNOLOGIES INC.
Taiwan Cooperative Bank Co., Ltd.				Bank: Account Name: Account No.:
Bank of Taiwan Co., Ltd.				Bank: Account Name: Account No.:
Land Bank of Taiwan Co., Ltd.				Bank: Account Name: Account No.:
Taishin International Bank Co., Ltd.				Bank: Account Name: Account No.:
Hua Nan Commercial Bank, Ltd.				Bank: Account Name: Account No.:
Chang Hwa Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:
Yuanta Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:
First Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:
Taiwan Shin Kong Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:
Bank of Panhsin Co., Ltd.				Bank: Account Name: Account No.:
Mega International Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:

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